Exhibit 4.3(b)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES

ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

No. 002	$675,000.00

CUSIP No. U8067TAA4
ISIN No. USU8067TAA44

7.875% Senior Subordinated Notes due 2016

Scientific Games International, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of SIX HUNDRED SEVENTY-FIVE THOUSAND Dollars as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture on June 15, 2016.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Additional provisions of this Security are set forth on the other side of this Security.

SCIENTIFIC GAMES INTERNATIONAL, INC.

By	/s/ DeWayne E. Laird
Name: DeWayne E. Laird

Title: Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By	/s/ Warren Goshine
Authorized Signatory

7.875% Senior Subordinated Notes due 2016

1.     Interest

SCIENTIFIC GAMES INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if (i) either the Exchange Offer (as defined in the Registration Rights Agreement) is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b) of the Registration Rights Agreement, does not become effective on or prior to March 11, 2009  (the “Target Registration Date”) or (ii) the Shelf Registration Statement, if required by the Registration Rights Agreement, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable, in each case whether or not permitted by the Registration Rights Agreement, at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i) and (ii), a “Registration Default”), additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. All references in this Security and in the Indenture to interest payable on any Security shall include any such additional interest.  The Issuer will pay interest semi-annually on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2008. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.     Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled after such Record Date and before the corresponding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.     Paying Agent and Registrar

Initially, The Bank of Nova Scotia Trust Company of New York (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer, the Company or any of the Company’s Subsidiaries may act as Registrar or Paying Agent.

4.     Indenture

The Issuer issued the Securities under an Indenture, dated as of June 11, 2008 (the “Indenture”), by and among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are senior subordinated obligations of the Issuer initially limited in aggregate principal amount to $200,000,000 on the Issue Date, and, subject to compliance with Section 4.04 of the Indenture, unlimited in aggregate principal amount thereafter.

5.     Optional Redemption

On and after June 15, 2012, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest to the Redemption Date:

Period	Percentage
2012	103.938%
2013	101.969%
2014 and thereafter	100.000%

6.     Optional Redemption upon Equity Offering

On or prior to June 15, 2011, the Issuer may, at its option on one or more occasions, redeem up to 35% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) with the net cash proceeds contributed to the capital of the Issuer from one or more Equity Offerings, at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that:

(1)           at least 65% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption; and

(2)           each such redemption occurs within 120 days after the date of the related Equity Offering.

As used in the preceding paragraph, “Equity Offering” means any private or public offering of Qualified Capital Stock of the Company.

7.     Redemption at Make-Whole Premium

At any time prior to June 15, 2012, the Issuer may redeem all or any portion of the Securities on one or more occasions upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

As used in the preceding paragraph the following terms have the following meanings:

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Security; and

(b) the excess, if any, of:

(1) the present value at such Redemption Date of (i) the Redemption Price of the Security at June 15, 2012 (such Redemption Price being set forth in the table appearing under Paragraph 5 of the Securities) plus (ii) all required interest payments due on the Security through June 15, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2) the principal amount of the Security.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2012; provided that, if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The United States Treasury security used to calculate the Treasury Rate shall be selected by the Quotation Agent.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

8.     Disposition or Regulatory Redemption Pursuant to Gaming Laws

At any time any Holder or beneficial owner of Securities is determined to be a Disqualified Holder, then the Issuer will have the right, at its option:

(1)           to require such Holder or beneficial owner to dispose of all or a portion of its Securities within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority; or

(2)           to redeem all or a portion of the Securities of such Holder or beneficial owner upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to the lesser of:

(a)           the principal amount thereof, and

(b)           the price at which such Holder or beneficial owner acquired the Securities,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to such Redemption Date to receive interest due on the relevant Interest Payment Date); provided, however, that if such Gaming Authority restricts the Redemption Price to a lesser amount then such lesser amount will be the Redemption Price.

Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the Securities to:

(1)           exercise, directly or indirectly, through any person, any right conferred by the Securities; or

(2)           receive any interest or any other distribution or payment with respect to the Securities, except the redemption price.

The Issuer will notify the Trustee in writing of any such redemption as soon as practicable.  The Holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

As used in the preceding paragraph the following terms have the following meanings:

“Disqualified Holder” means any Holder or beneficial owner of the Securities (i) who is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) who is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to holding the Securities.

“Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official, which regulates or has authority over, including to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming activities (or proposed gaming activities) and related activities conducted by the Issuer or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming activities.

“Gaming Law” means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming and related activities.

9.     Notice of Redemption

Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations larger than $2,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date.

10.   Offers to Purchase

Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

11.   Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and greater integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

12.   Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

13.   Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder in any material respect.

16.   Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness,

create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such covenants.

17.   Subordination

The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

18.   Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.   Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company, the Subsidiaries of the Company or their respective Affiliates as if it were not the Trustee.

20.   No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.   Authentication

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

22.   Guarantees

The payment by the Issuer of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

23.   Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.   CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.   Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Scientific Games International, Inc., c/o Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attn: Chief Financial Officer.

26.   Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	☐	to the Issuer; or

2.	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

3.	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4.	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

5.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature of Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.15 (Change of Control) or 4.16 (Asset Sales) of the Indenture, check the box:

☐  Change of Control
☐  Asset Sales

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.